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                                                                  EXHIBIT 99.1

                           certificate of amendment

                                      of

                         certificate of incorporation

                                      of

                      protein polymer technologies, inc.,
                            A Delaware Corporation



          Protein Polymer Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"):
               -----------

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and seeking the approval of the stockholders of the Corporation to such amendments.

          SECOND: The last sentence of subsection (a) of Article IV of the Corporation's Certificate of Incorporation is hereby deleted in its entirety and in lieu thereof is substituted by the following:

          "The total number of shares of Common Stock authorized to be issued is Sixty Million (60,000,000) and each such share shall have a par value of one cent ($.01)."

          THIRD: That the foregoing amendments to the Corporation's Certificate of Incorporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed on this 12th day of June, 2001.



                                         PROTEIN POLYMER TECHNOLOGIES, INC.



                                         By: /s/ J. Thomas Parmeter
                                             ___________________________________
                                                 J. Thomas Parmeter,
                                                 President




Attest: /s/ Janis Neves
        ____________________________
         Janis Neves,
         Assistant Secretary